EXhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

For more information, contact:

Liz Bauer, Senior Vice President

(303) 804-4065

E-mail: liz_bauer@csgsystems.com

CSG SYSTEMS INTERNATIONAL, INC. REPORTS

FOURTH QUARTER 2005 RESULTS

CSG Meets Expectations: Revenues From Continuing Operations

at $93.2 million and EPS From Continuing Operations at $0.09.

ENGLEWOOD, COLO. (January 24, 2006) — CSG Systems International, Inc. (Nasdaq: CSGS), a leading provider of customer care and billing solutions, today reported results for the quarter ended December 31, 2005.

Fourth Quarter 2005 Highlights:

•	During the quarter, CSG extended its agreement with EchoStar Communications through the end of 2008.

•	On December 9, 2005, CSG completed the sale of its GSS business to Comverse, Inc. In addition, on December 30, 2005, CSG completed the sale of its plaNet Consulting business to a group of private investors led by the plaNet management team. As a result, the GSS and the plaNet Consulting businesses are reflected as discontinued operations in CSG’s results of operations for all periods presented.

•	Revenues and earnings per diluted share from continuing operations were both within the range of CSG’s previously communicated financial guidance. Results from continuing operations were as follows: total revenues were $93.2 million; operating income was $6.5 million; and income from continuing operations (net of tax) was $4.3 million, or $0.09 per diluted share.

•	Cash flows from operations for the quarter were $15.7 million, which were negatively impacted by approximately $10 million due to a key client delaying payment of an invoice until after quarterend. This amount was received in January 2006.

•	During the fourth quarter, CSG’s Board of Directors increased the total number of authorized shares to be repurchased under CSG’s stock repurchase program by five million shares. For the quarter, CSG repurchased approximately 645,000 shares of its common stock for $15.0 million (weighted-average price of $23.24 per share) under its stock repurchase program.

“We enter 2006 in a position of strength,” Ed Nafus, chief executive officer and president for CSG Systems International, Inc. said. “Over two-thirds of our cable clients are on our Advanced Convergent Platform. We have no major contracts up for renewal. And, our clients are rolling out new products like wireless and commercial services. We believe that we are in a great position to help our clients be successful in an increasingly competitive environment.”

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CSG Systems International, Inc.

January 24, 2006

Summary GAAP Results of Operations Information (unaudited)

(in thousands, except per share amounts and percentages):

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2005	2004	Percent Change	2005	2004	Percent Change
Continuing operations:
Total revenues	$93,199	$90,630	3%	$377,317	$351,401	7%
Operating income	6,498	22,795	(71%)	76,433	96,473	(21%)
Income from continuing operations	4,284	13,412	(68%)	46,742	50,998	(8%)
Discontinued operations, net of tax	9,784	(1,150)	NM	(2,044)	(3,814)	46%
Net income	14,068	12,262	15%	44,698	47,184	(5%)
Diluted earnings (loss) per share:
Income from continuing operations	$0.09	$0.26	(65%)	$0.96	$0.99	(3%)
Discontinued operations, net of tax	0.20	(0.02)	NM	(0.04)	(0.07)	43%

Net income	$0.29	$0.24	21%	$0.92	$0.92	—

Fourth Quarter 2005 Results

Total revenues from continuing operations for the fourth quarter of 2005 were $93.2 million, an increase of three percent, when compared to $90.6 million for the same period in 2004, and down one percent when compared to $94.1 million for the third quarter of 2005. The components of total revenues from continuing operations are as follows: processing revenues for the fourth quarter of 2005 were $87.1 million, up three percent when compared to $84.2 million for the same period last year, and relatively flat when compared to $87.5 million for the third quarter of 2005; and software, maintenance and services revenues were $6.1 million for the current quarter, a four percent decrease when compared to $6.4 million for the same period last year, and a decrease of seven percent when compared to $6.6 million for the third quarter of 2005.

Income from continuing operations (net of tax) for the fourth quarter of 2005 was $4.3 million, or $0.09 per diluted share, down 68 percent when compared to $13.4 million, or $0.26 per diluted share, for the fourth quarter of 2004, and down 71 percent when compared to $14.8 million, or $0.31 per diluted share, for the third quarter of 2005. The decrease in income from continuing operations for the fourth quarter of 2005 when compared to these two previous periods relates primarily to $14.5 million of restructuring charges recorded in the fourth quarter of 2005, which are discussed in greater detail below.

Income (loss) from discontinued operations (net of tax) was $9.8 million, or $0.20 per diluted share, for the fourth quarter of 2005 (which includes a $10.0 million net pretax gain on the sale of the GSS and plaNet businesses), compared to ($1.2) million, or ($0.02) per diluted share, for the same period in 2004, and compared to ($1.3) million, or ($0.03) per diluted share, for the third quarter of 2005. Net income for the fourth quarter of 2005 was $14.1 million, or $0.29 per diluted share, an increase of 15 percent when compared to $12.3 million, or $0.24 per diluted share, for the fourth quarter of 2004, and an increase of four percent when compared to $13.5 million, or $0.28 per diluted share, for the third quarter of 2005.

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CSG Systems International, Inc.

January 24, 2006

Broadband Division (Continuing Operations)

As a result of the sale of the GSS and plaNet businesses, CSG’s results of operations from continuing operations consist of the Broadband Services Division (excluding the portion of the plaNet business sold that was previously included in the Broadband Services Division) and corporate overhead expense related to CSG’s ongoing business, which were as follows for the periods ended December 31, 2005 and 2004 (in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2005	2004	2005	2004
Total revenues	$93,199	$90,630	$377,317	$351,401
Operating expenses:
Broadband Services Division	63,003	57,350	237,667	213,531
Corporate overhead expense:
Restructuring charges (see below for further details)	14,525	277	14,534	1,292
Neal Hansen retirement benefits (1)	185	516	8,855	516
All other corporate overhead expense	8,988	9,692	39,828	39,589

Total corporate overhead expense	23,698	10,485	63,217	41,397

Total operating expenses	86,701	67,835	300,884	254,928

Operating income	6,498	22,795	76,433	96,473
Other income (expense), net (2)	125	(1,672)	(3,472)	(16,158)

Income from continuing operations, before income taxes	6,623	21,123	72,961	80,315
Income tax provision	(2,339)	(7,711)	(26,219)	(29,317)

Income from continuing operations	$4,284	$13,412	$46,742	$50,998

(1)	Corporate overhead includes the expense for benefits related to the retirement of CSG’s former CEO, Neal Hansen, effective June 30, 2005.

(2)	Other income (expense) includes the write-off of deferred financing costs of $6.6 million during the twelve months ended December 31, 2004.

Total domestic customer accounts processed on CSG’s systems as of December 31, 2005 were 45.2 million, compared to 44.7 million as of September 30, 2005. To date, over 22 million subscribers have migrated to CSG’s Advanced Convergent Platform. The annualized revenue per processing unit (“ARPU”) for the fourth quarter of 2005 was $7.72 compared to $7.86 for the third quarter of 2005. The reduction in the fourth quarter 2005 ARPU is related primarily to the new Echostar contract which went into effect on November 1, 2005.

During the fourth quarter of 2005, CSG extended its agreement with Echostar Communications through the end of 2008.

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CSG Systems International, Inc.

January 24, 2006

Restructuring Charges

During the fourth quarter of 2005, CSG incurred charges related to several restructuring activities. A summary of the restructuring charges for all periods presented are as follows (in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2005	2004	2005	2004
Stock-based compensation related to change in control provision (3)	$3,783	$—	$3,783	$—
Involuntary termination of executive officer (3)	1,357	—	1,357	—
Involuntary termination of certain corporate support staff (3)	590	—	590	—
Management incentive bonuses related to the GSS business sale (3)	1,409	—	1,409	—
Disposal of corporate aircraft (3)	1,556	—	1,556	—
Termination of the FairPoint Communications contract (4)	6,209	—	6,209	—
Facility abandonments	(397)	277	(389)	1,045
All other restructuring charges	18	—	19	247

Total restructuring charges	$14,525	$277	$14,534	$1,292

(3)	CSG incurred certain nonrecurring charges in conjunction with the closing of the sale of the GSS business, and the disposition of its corporate aircraft. These items were discussed in detail in CSG’s Form 8-K dated December 15, 2005.

(4)	CSG incurred certain nonrecurring charges in conjunction with the termination of its agreement with FairPoint Communications (“FairPoint”). This item was discussed in greater detail in CSG’s Form 8-K dated November 9, 2005.

Discontinued Operations

On December 9, 2005, CSG completed the previously announced sale of its GSS business to Comverse, Inc. The cash purchase price received upon closing was approximately $239 million (net of approximately $8 million of cash included in the GSS business sold), which resulted in a pretax gain on the sale of the GSS business of $22.8 million. The final purchase price is subject to certain post-closing adjustments.

On December 30, 2005, CSG completed the sale of its plaNet Consulting business to a group of private investors led by the plaNet management team. The plaNet business sold excludes the Broadband Professional Services Group and the ICMS Service Bureau processing business (which consists entirely of the FairPoint contract), both of which were retained by CSG, and as a result, are included in CSG’s results of continuing operations in all periods presented. The cash purchase price received upon closing was $1.5 million, which resulted in a pretax loss on the sale of the plaNet business of $12.8 million. The final purchase price is subject to certain post-closing adjustments.

See Exhibit 1 to this press release for CSG’s restated historical financial statements to reflect the impact of reporting the GSS and plaNet businesses as discontinued operations.

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CSG Systems International, Inc.

January 24, 2006

The components of the GSS and plaNet businesses included in discontinued operations are as follows (in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2005	2004	2005	2004
GSS business:
Total revenues	$33,501	$42,895	$161,737	$166,446
Total operating expenses	35,453	44,151	178,540	175,567

Operating loss	(1,952)	(1,256)	(16,803)	(9,121)
Other income (expense), net	356	(1,161)	3,631	4
Gain on sale of business (5)	22,779	—	22,779	—

Discontinued operations, before income taxes	21,183	(2,417)	9,607	(9,117)
Income tax benefit (5)	1,166	1,811	2,736	6,568

Discontinued operations, net of income taxes	$22,349	$(606)	$12,343	$(2,549)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2005	2004	2005	2004
plaNet business:
Total revenues	$2,912	$3,121	$10,597	$11,900
Total operating expenses	3,482	3,984	14,018	13,904

Operating loss	(570)	(863)	(3,421)	(2,004)
Other income (expense), net	—	6	4	12
Loss on sale of business	(12,756)	—	(12,756)	—

Discontinued operations, before income taxes	(13,326)	(857)	(16,173)	(1,992)
Income tax benefit	761	313	1,786	727

Discontinued operations, net of income taxes	$(12,565)	$(544)	$(14,387)	$(1,265)

(5)	The determination of the gain and the related income tax impact associated with the accounting for the sale of the GSS business are unusually complex and are still under review by the company, and thus may change as the company finalizes its analysis.

Supplemental Data – Continuing Operations

The following information is provided to assist readers in further evaluating CSG’s continuing operations performance (in thousands, except per share amounts):

	Three Months Ended December 31, 2005		Three Months Ended December 31, 2004
	Amount (8)	Per Diluted Share Impact (9)	Amount (8)	Per Diluted Share Impact (9)
Certain key operating income items:
Neal Hansen retirement benefits	$185	$0.00	$516	$0.01
Restructuring charges	14,525	0.20	277	0.00
Revenue adjustment related to FairPoint (6)	773	0.01	—	—

Total	$15,483	$0.21	$793	$0.01

Certain non-cash expenses (7):
Depreciation	$2,446	$0.03	$2,537	$0.03
Amortization	3,429	0.05	3,166	0.04
Stock-based employee compensation	7,194	0.10	2,440	0.03

Total	$13,069	$0.18	$8,143	$0.10

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CSG Systems International, Inc.

January 24, 2006

	Twelve Months Ended December 31, 2005		Twelve Months Ended December 31, 2004
	Amount (8)	Per Diluted Share Impact (9)	Amount (8)	Per Diluted Share Impact (9)
Certain key operating income items:
Neal Hansen retirement benefits	$8,855	$0.12	$516	$0.01
Write-off of deferred financing costs	—	—	6,569	0.08
Revenue adjustment related to FairPoint (6)	773	0.01	—	—
Restructuring charges	14,534	0.19	1,292	0.02

Total	$24,162	$0.32	$8,377	$0.11

Certain non-cash expenses (7):
Depreciation	$9,862	$0.13	$10,412	$0.13
Amortization	13,586	0.18	11,598	0.14
Stock-based employee compensation	17,047	0.22	10,620	0.13

Total	$40,495	$0.53	$32,630	$0.40

(6)	In addition to the restructuring charges of $6.2 million noted under note (4) above, CSG also recorded a reduction of revenue of $0.8 million in the fourth quarter of 2005 related to the termination of its contract with FairPoint.

(7)	These items are calculated in accordance with GAAP, and are reflected as part of continuing operations in the accompanying Unaudited Condensed Consolidated Statements of Income. There is $4.2 million of stock-based compensation included in restructuring charges for the three and twelve months ended December 31, 2005, respectively.

(8)	These items (on a pretax basis) are included in CSG’s determination of income from continuing operations on a GAAP basis.

(9)	This represents the after tax impact to income from continuing operations on a per diluted share basis using CSG’s annual effective income tax rates from continuing operations of 35% and 36%, respectively, for the three and twelve months ended December 31, 2005, and 36.5% for both the three and twelve months ended December 31, 2004.

Financial Condition

As of December 31, 2005, CSG had cash, cash equivalents and short-term investments of $392.2 million, compared to $161.4 million as of September 30, 2005. The significant increase between periods relates primarily to the cash proceeds received from the sale of the GSS business. Net billed accounts receivable related to continuing operations were $104.8 million as of December 31, 2005, compared to $94.3 million as of September 30, 2005 and $91.9 million as of December 31, 2004 (exclusive of amounts related to the GSS and plaNet businesses).

Cash flows related to continuing operations have not been segregated from cash flows related to discontinued operations in the accompanying Condensed Consolidated Statements of Cash Flows. Cash flows from operations for the quarter ended December 31, 2005 were $15.7 million, compared to $24.7 million for the quarter ended September 30, 2005, and $22.3 million for the quarter ended December 31, 2004. Cash flows from operations for the fourth quarter of 2005 were negatively impacted by approximately $10 million due to a key client delaying payment of an invoice until after quarterend. This amount was received in January 2006.

Stock Repurchase Program

During the fourth quarter of 2005, CSG’s Board of Directors increased the total number of authorized shares to be repurchased under CSG’s stock repurchase program by five million shares.

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CSG Systems International, Inc.

January 24, 2006

In April 2005, CSG established a Rule 10b5-1 Plan to repurchase shares of CSG common stock on the open market. Any shares repurchased under the Rule 10b5-1 Plan are counted towards the 20 million share limit authorized under the terms of CSG’s stock repurchase program. The Rule 10b5-1 Plan supplements any other stock repurchases that CSG may decide to purchase under the existing terms of the stock repurchase program. The maximum quarterly repurchase limitation established under the Rule 10b5-1 Plan is $15 million.

During the fourth quarter of 2005, CSG repurchased approximately 645,000 shares of its common stock at a total purchase price of $15.0 million (a weighted-average price of $23.24 per share). Including these shares, the total shares repurchased under CSG’s stock repurchase program since its inception in August 1999 is 13.1 million shares, at a total repurchase price of $325.6 million (a weighted-average price of $24.80 per share). As of December 31, 2005, the remaining number of shares authorized for repurchase under the stock repurchase program is 6.9 million shares.

First Quarter 2006 and Full Year 2006 Financial Guidance

CSG’s financial guidance for continuing operations for the first quarter 2006 and for the full year 2006 is as follows:

	First Quarter - 2006	Full Year - 2006
Revenues	$90 - $92 million	$365 - $375 million
GAAP EPS	$0.30 - $0.31	$1.25 - $1.35
Cash flows from operations	$16 - $18 million	$90 - $100 million
Diluted shares outstanding	Approximately 47.5 million	Approximately 46.5 million

There are certain expected key operating income items and non-cash items included in CSG’s first quarter 2006 and full year 2006 GAAP earnings per diluted share guidance noted above. The following table outlines the expected impact of these items, and is provided to assist readers in further evaluating CSG’s expected financial performance for these periods (in thousands, except per share amounts):

	First Quarter - 2006		Full Year - 2006
	Amount	Per Diluted Share Impact	Amount	Per Diluted Share Impact
Certain key operating income items:
Operating loss on FairPoint contract	$487	$0.01	$2,130	$0.03
Restructuring charges	805	0.01	2,710	0.04

Total	$1,292	$0.02	$4,840	$0.07

Certain non-cash expenses:
Depreciation	$2,477	$0.03	$10,199	$0.14
Amortization	3,712	0.05	16,647	0.23
Stock-based employee compensation	2,805	0.04	11,052	0.15

Total	$8,994	$0.12	$37,898	$0.52

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CSG Systems International, Inc.

January 24, 2006

Conference Call

CSG will host a one-hour conference call on Tuesday, January 24, at 5 p.m. EDT, to discuss CSG’s fourth quarter results. The call will be carried live and archived on the Internet. A link to the conference call is available at www.csgsystems.com.

Additional Information

For additional information about CSG, please visit CSG’s web site at www.csgsystems.com. Additional information can be found in the Investor Relations section of the web site.

About CSG Systems International

Headquartered in Englewood, Colorado, CSG Systems International (Nasdaq: CSGS) is the leading provider of outsourced billing, customer care and print and mail solutions and services supporting the North American convergent broadband and direct broadcast satellite markets. CSG’s solutions support some of the world’s largest and most innovative providers of bundled multi-channel video, Internet, voice and IP-based services. CSG’s unique combination of solutions, services and expertise ensure that cable and satellite operators can continue to rapidly launch new service offerings, improve operational efficiencies and deliver a high-quality customer experience in a competitive and ever-changing marketplace. CSG is a S&P Midcap 400 company. For more information, visit our website at www.csgsystems.com.

This news release contains forward-looking statements as defined under the Securities Act of 1933, as amended, that are based on assumptions about a number of important factors and involve risks and uncertainties that could cause actual results to differ materially from what appears in this news release. These factors include, but are not limited to: 1) CSG’s ability to continue to perform satisfactorily and maintain good customer relations with its three largest clients, Comcast Corporation, Echostar Communications, and Time Warner, Inc., which combined make up over 50% of CSG’s revenues from continuing operations; 2) the continued acceptance of CSG ACP and its related products and services; 3) CSG’s ability to enhance current products and develop new technology that will retain existing clients and capture new market share; 4) significant forays into new markets, which may prove costly and unprofitable; 5) the degree to which CSG’s expectations of market penetration and consumer acceptance of advanced IP services prove true — and even if realized, CSG’s ability to meet the billing and customer care needs of those markets; 6) client consolidation, which has decreased the number of potential buyers for many of CSG’s products and services; 7) CSG’s ability to renew contracts and sell additional products and services to existing and new clients; and 8) CSG’s ability to successfully deliver on lengthy and/or complex implementation projects, which by their nature, carry much more risk. This list is not exhaustive and readers are encouraged to review the additional risks and important factors described in CSG’s reports on Forms 10-K and 10-Q and other filings made with the SEC.

FINANCIALS TO FOLLOW

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CSG Systems International, Inc.

January 24, 2006

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS-UNAUDITED

(in thousands, except share and per share amounts)

	December 31, 2005	December 31, 2004
ASSETS
Current assets:
Cash and cash equivalents	$346,113	$133,551
Short-term investments	46,111	23,927

Total cash, cash equivalents and short-term investments	392,224	157,478
Trade accounts receivable-
Billed, net of allowance of $1,324 and $4,818	104,812	142,056
Unbilled and other	6,660	14,030
Deferred income taxes	12,565	5,336
Income taxes receivable	—	4,064
Other current assets	17,874	11,723

Total current assets	534,135	334,687
Property and equipment, net of depreciation of $61,333 and $87,068	21,143	34,476
Software, net of amortization of $41,009 and $77,086	—	24,695
Goodwill	623	218,346
Client contracts, net of amortization of $68,634 and $62,898	41,661	50,427
Deferred income taxes	31,139	39,478
Other assets	6,236	8,298

Total assets	$634,937	$710,407

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Client deposits	$19,651	$19,497
Trade accounts payable	17,306	22,412
Accrued employee compensation	32,428	31,859
Deferred revenue	10,771	53,250
Income taxes payable	3,872	15,085
Other current liabilities	15,613	19,909

Total current liabilities	99,641	162,012

Non-current liabilities:
Long-term debt	230,000	230,000
Deferred revenue	7,747	6,844
Other non-current liabilities	7,750	3,481

Total non-current liabilities	245,497	240,325

Total liabilities	345,138	402,337

Stockholders’ equity:
Preferred stock, par value $.01 per share; 10,000,000 shares authorized; zero shares issued and outstanding	—	—
Common stock, par value $.01 per share; 100,000,000 shares authorized; 47,886,480 shares and 51,016,326 shares outstanding	601	595
Additional paid-in capital	316,764	298,767
Deferred employee compensation	—	(1,320)
Treasury stock, at cost, 12,290,485 shares and 8,482,496 shares	(296,976)	(224,008)
Accumulated other comprehensive income (loss):
Unrealized gain (loss) on short-term investments, net of tax	71	(5)
Cumulative translation adjustments	—	9,400
Accumulated earnings	269,339	224,641

Total stockholders’ equity	289,799	308,070

Total liabilities and stockholders’ equity	$634,937	$710,407

CSG Systems International, Inc.

January 24, 2006

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME-UNAUDITED

(in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2005	2004	2005	2004
Revenues:
Processing and related services	$87,073	$84,231	$346,463	$326,556
Software, maintenance and services	6,126	6,399	30,854	24,845

Total revenues	93,199	90,630	377,317	351,401

Cost of revenues:
Processing and related services	44,217	41,101	170,344	146,837
Software, maintenance and services	5,073	5,379	19,720	25,047

Total cost of revenues	49,290	46,480	190,064	171,884

Gross margin (exclusive of depreciation)	43,909	44,150	187,253	179,517

Operating expenses:
Research and development	9,067	7,994	33,932	31,887
Selling, general and administrative	11,373	10,547	52,492	39,453
Depreciation	2,446	2,537	9,862	10,412
Restructuring charges	14,525	277	14,534	1,292

Total operating expenses	37,411	21,355	110,820	83,044

Operating income	6,498	22,795	76,433	96,473

Other income (expense):
Interest expense	(1,771)	(1,932)	(7,537)	(10,261)
Write-off of deferred financing costs	—	—	—	(6,569)
Interest and investment income, net	1,901	414	4,059	975
Other, net	(5)	(154)	6	(303)

Total other	125	(1,672)	(3,472)	(16,158)

Income from continuing operations before income taxes	6,623	21,123	72,961	80,315
Income tax provision	(2,339)	(7,711)	(26,219)	(29,317)

Income from continuing operations	4,284	13,412	46,742	50,998

Discontinued operations:
Income (loss) from discontinued operations, includes net gain on 2005 disposals of $10,023	7,857	(3,274)	(6,566)	(11,109)
Income tax benefit	1,927	2,124	4,522	7,295

Discontinued operations, net of tax	9,784	(1,150)	(2,044)	(3,814)

Net income	$14,068	$12,262	$44,698	$47,184

Basic earnings (loss) per common share:
Income from continuing operations	$0.09	$0.27	$0.98	$1.01
Discontinued operations, net of tax	0.21	(0.02)	(0.04)	(0.08)

Net income	$0.30	$0.25	$0.94	$0.93

Diluted earnings (loss) per common share:
Income from continuing operations	$0.09	$0.26	$0.96	$0.99
Discontinued operations, net of tax	0.20	(0.02)	(0.04)	(0.07)

Net income	$0.29	$0.24	$0.92	$0.92

Weighted-average common shares outstanding:
Basic shares	46,906	49,375	47,851	50,477
Diluted shares	47,837	50,216	48,571	51,223

CSG Systems International, Inc.

January 24, 2006

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-UNAUDITED

(in thousands)

	Twelve Months Ended
	December 31, 2005	December 31, 2004
Cash flows from operating activities:
Net income	$44,698	$47,184
Adjustments to reconcile net income to net cash provided by operating activities -
Depreciation	13,690	15,091
Amortization	25,130	27,310
Restructuring charges for abandonment of facilities and impairment of assets	10,451	909
Net gain on disposition of discontinued operations	(10,023)	—
Gain on short-term investments	(336)	(49)
Write-off of deferred financing costs	—	6,569
Deferred income taxes	(2,811)	17,887
Tax benefit of stock-based compensation awards	2,001	1,312
Stock-based employee compensation	20,358	14,886
Changes in operating assets and liabilities:
Trade accounts and other receivables, net	(17,271)	(4,003)
Other current and non-current assets	2,939	(338)
Arbitration charge payable	—	(25,181)
Income taxes payable/receivable	1,949	26,231
Accounts payable and accrued liabilities	8,618	(10,075)
Deferred revenue	3,181	1,535

Net cash provided by operating activities	102,574	119,268

Cash flows from investing activities:
Proceeds from the sale of discontinued operations	239,760	—
Purchases of property and equipment	(12,798)	(9,655)
Purchase of aircraft held for sale	(8,712)	—
Purchases of short-term investments	(88,058)	(45,094)
Proceeds from sale/maturity of short-term investments	66,286	26,210
Acquisition of and investments in assets	(579)	(834)
Acquisition of and investments in client contracts	(6,060)	(3,466)

Net cash provided by (used in) investing activities	189,839	(32,839)

Cash flows from financing activities:
Proceeds from issuance of common stock	5,316	6,926
Repurchase of common stock	(81,320)	(55,898)
Proceeds from long-term debt	—	230,000
Payments on long-term debt	—	(228,925)
Payments of deferred financing costs	(87)	(8,213)

Net cash used in financing activities	(76,091)	(56,110)

Effect of exchange rate fluctuations on cash	(3,760)	2,835

Net increase in cash and cash equivalents	212,562	33,154
Cash and cash equivalents, beginning of period	133,551	100,397

Cash and cash equivalents, end of period	$346,113	$133,551

Supplemental disclosures of cash flow information:
Cash paid (received) during the period for -
Interest	$6,177	$8,237
Income taxes	25,923	(23,009)

CSG Systems International, Inc.

January 24, 2006

CSG SYSTEMS INTERNATIONAL, INC.

EXHIBIT 1- CONDENSED CONSOLIDATED STATEMENTS OF INCOME-UNAUDITED

RESTATED TO REFLECT THE GSS AND PLANET BUSINESSES AS DISCONTINUED OPERATIONS

(in thousands, except per share amounts)

	For the Quarter Ended,				For the Year Ended,
	March 31, 2005	June 30, 2005	September 30, 2005	December 31, 2005	December 31, 2005
Revenues:
Processing and related services	$83,281	$88,631	$87,478	$87,073	$346,463
Software, maintenance and services	9,895	8,219	6,614	6,126	30,854

Total revenues	93,176	96,850	94,092	93,199	377,317

Cost of revenues:
Processing and related services	41,983	41,691	42,453	44,217	170,344
Software, maintenance and services	5,043	5,003	4,601	5,073	19,720

Total cost of revenues	47,026	46,694	47,054	49,290	190,064

Gross margin (exclusive of depreciation)	46,150	50,156	47,038	43,909	187,253

Operating expenses:
Research and development	7,999	7,857	9,009	9,067	33,932
Selling, general and administrative	14,607	15,045	11,467	11,373	52,492
Depreciation	2,591	2,501	2,324	2,446	9,862
Restructuring charges	3	3	3	14,525	14,534

Total operating expenses	25,200	25,406	22,803	37,411	110,820

Operating income	20,950	24,750	24,235	6,498	76,433

Other income (expense):
Interest expense	(2,120)	(1,759)	(1,887)	(1,771)	(7,537)
Interest and investment income, net	549	822	787	1,901	4,059
Other, net	(2)	5	8	(5)	6

Total other	(1,573)	(932)	(1,092)	125	(3,472)

Income from continuing operations before income taxes	19,377	23,818	23,143	6,623	72,961
Income tax provision	(6,975)	(8,574)	(8,331)	(2,339)	(26,219)

Income from continuing operations	12,402	15,244	14,812	4,284	46,742

Discontinued operations:
Income (loss) from discontinued operations, includes fourth quarter net gain on disposals of $10,023	(5,311)	(9,806)	694	7,857	(6,566)
Income tax (provision) benefit	1,490	3,109	(2,004)	1,927	4,522

Discontinued operations, net of tax	(3,821)	(6,697)	(1,310)	9,784	(2,044)

Net income	$8,581	$8,547	$13,502	$14,068	$44,698

Basic earnings (loss) per common share:
Income from continuing operations	$0.25	$0.32	$0.32	$0.09	$0.98
Discontinued operations, net of tax	(0.08)	(0.14)	(0.03)	0.21	(0.04)

Net income	$0.17	$0.18	$0.29	$0.30	$0.94

Diluted earnings (loss) per common share:
Income from continuing operations	$0.25	$0.31	$0.31	$0.09	$0.96
Discontinued operations, net of tax	(0.08)	(0.14)	(0.03)	0.20	(0.04)

Net income	$0.17	$0.17	$0.28	$0.29	$0.92

Weighted-average common shares outstanding:
Basic shares	49,045	48,151	47,303	46,906	47,851
Diluted shares	49,584	48,881	47,983	47,837	48,571

CSG Systems International, Inc.

January 24, 2006

CSG SYSTEMS INTERNATIONAL, INC.

EXHIBIT 1- CONDENSED CONSOLIDATED STATEMENTS OF INCOME-UNAUDITED

RESTATED TO REFLECT THE GSS AND PLANET BUSINESSES AS DISCONTINUED OPERATIONS

(in thousands, except per share amounts)

	For the Quarter Ended,				For the Year Ended,
	March 31, 2004	June 30, 2004	September 30, 2004	December 31, 2004	December 31, 2004
Revenues:
Processing and related services	$80,973	$80,744	$80,608	$84,231	$326,556
Software, maintenance and services	6,359	6,049	6,038	6,399	24,845

Total revenues	87,332	86,793	86,646	90,630	351,401

Cost of revenues:
Processing and related services	33,624	34,431	37,681	41,101	146,837
Software, maintenance and services	5,831	7,133	6,704	5,379	25,047

Total cost of revenues	39,455	41,564	44,385	46,480	171,884

Gross margin (exclusive of depreciation)	47,877	45,229	42,261	44,150	179,517

Operating expenses:
Research and development	7,776	7,725	8,392	7,994	31,887
Selling, general and administrative	10,648	9,709	8,549	10,547	39,453
Depreciation	2,691	2,604	2,580	2,537	10,412
Restructuring charges	949	(39)	105	277	1,292

Total operating expenses	22,064	19,999	19,626	21,355	83,044

Operating income	25,813	25,230	22,635	22,795	96,473

Other income (expense):
Interest expense	(3,613)	(2,744)	(1,972)	(1,932)	(10,261)
Write-off of deferred financing costs	—	(6,569)	—	—	(6,569)
Interest and investment income, net	153	165	243	414	975
Other, net	(97)	(50)	(2)	(154)	(303)

Total other	(3,557)	(9,198)	(1,731)	(1,672)	(16,158)

Income from continuing operations before income taxes	22,256	16,032	20,904	21,123	80,315
Income tax provision	(8,123)	(5,852)	(7,631)	(7,711)	(29,317)

Income from continuing operations	14,133	10,180	13,273	13,412	50,998

Discontinued operations:
Income (loss) from discontinued operations	(4,756)	(3,569)	490	(3,274)	(11,109)
Income tax benefit	1,456	1,145	2,570	2,124	7,295

Discontinued operations, net of tax	(3,300)	(2,424)	3,060	(1,150)	(3,814)

Net income	$10,833	$7,756	$16,333	$12,262	$47,184

Basic earnings (loss) per common share:
Income from continuing operations	$0.27	$0.20	$0.27	$0.27	$1.01
Discontinued operations, net of tax	(0.06)	(0.05)	0.06	(0.02)	(0.08)

Net income	$0.21	$0.15	$0.33	$0.25	$0.93

Diluted earnings (loss) per common share:
Income from continuing operations	$0.27	$0.20	$0.26	$0.26	$0.99
Discontinued operations, net of tax	(0.06)	(0.05)	0.06	(0.02)	(0.07)

Net income	$0.21	$0.15	$0.32	$0.24	$0.92

Weighted-average common shares outstanding:
Basic shares	51,682	51,285	49,565	49,375	50,477
Diluted shares	52,255	52,096	50,324	50,216	51,223